================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         AUGUST 14, 2001 (MAY 31, 2001)
                Date of report (Date of earliest event reported)

                    THE SOURCE INFORMATION MANAGEMENT COMPANY
             (Exact name of Registrant as specified in its charter)

                                    MISSOURI
                 (State or Other Jurisdiction of Incorporation)

         1-13437                                           43-1710906
(Commission File Number)                       (IRS Employer Identification No.)


         TWO CITY PLACE DRIVE, SUITE 380, ST. LOUIS, MISSOURI           63141
              (Address of principal executive offices)                (Zip Code)


                                 (314) 995-9040
              (Registrant's telephone number, including area code)



                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

================================================================================

INTRODUCTORY NOTE:

As previously reported, we completed the acquisition of The Interlink Companies, Inc., a Delaware corporation (formerly Deyco Acquisition Corporation) ("Interlink") on May 31, 2001 substantially in accordance with the terms and conditions of the Agreement and Plan of Merger, dated as of May 31, 2001, by and among us, our subsidiary, Source-Interlink Acquisition, Inc., The Interlink Companies, Inc. and its shareholders and option holders. Prior to our acquisition of Interlink, on February 22, 2001, Interlink acquired International Periodical Distributors Group ("IPD"). Concurrent with Interlink's acquisition of IPD, we purchased approximately 15% of the issued and outstanding common stock and 100% of the Series B Preferred Stock of Interlink.

On June 12, 2001, we filed with the Securities and Exchange Commission a current report on Form 8-K disclosing our acquisition of Interlink, but omitting the financial statements required by Item 7 of Form 8-K as permitted by applicable rules and regulations.

Through this Form 8-K/A we amend our current report filed on June 12, 2001 to include the information required by Item 7 of Form 8-K.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

(I)  THE INTERLINK COMPANIES INC.

(A)  Report of Independent Certified Public Accounts

(B)  Consolidated Balance Sheet as of December 31, 2000

(C) Consolidated Statement of Operations for the period March 1, 2000 through December 31, 2000

(D)  Consolidated Statement of Stockholders' Deficit as of December 31, 2000

(E) Consolidated Statement of Cash Flows for the period March 1, 2000 through December 31, 2000

(F)  Summary of Significant Accounting Policies

(G)  Notes to Consolidated Financial Statements

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
Interlink Companies, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Interlink Companies, Inc. (formerly Deyco Acquisition Corp.) and Subsidiaries (the "Company") as of December 31, 2000, and the related consolidated statements of operations, stockholders' deficit and cash flows for the period from March 1, 2000 to December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Interlink Companies, Inc. and Subsidiaries and the consolidated results of their operations and their cash flows for the period March 1, 2000 to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.




/s/ BDO Seidman, LLP
--------------------------------------
May 3, 2001, except for Note 13(c),
as to which the date is May 31, 2001

                                                       INTERLINK COMPANIES, INC.
                                              (FORMERLY DEYCO ACQUISITION CORP.)
                                                                AND SUBSIDIARIES

                                                      CONSOLIDATED BALANCE SHEET

December 31, 2000
--------------------------------------------------------------------------------------------
ASSETS (NOTE 5)
CURRENT:
  Cash                                                                          $   865,911
  Accounts receivable, net of allowances for bad debts
    of $2,103,136 and allowance for returns of $9,290,743                         2,442,809
  Inventories                                                                       540,711
  Prepaid expenses and other                                                        553,384
  Current portion of notes receivable (Note 4)                                      449,711
--------------------------------------------------------------------------------------------
      TOTAL CURRENT ASSETS                                                        4,852,526
FIXED ASSETS, NET (NOTE 3)                                                        4,379,491
EXCESS OF COST OVER FAIR VALUE OF NET ASSETS ACQUIRED,
  NET OF ACCUMULATED AMORTIZATION OF $391,712                                     3,245,561
OTHER ASSETS
  Deferred financing costs, net of accumulated
    amortization of $224,957                                                        258,718
  Notes receivable, net of current portion (Note 4)                                  35,712
  Other assets                                                                       83,961
--------------------------------------------------------------------------------------------
                                                                                $12,855,969
--------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT:
  Accounts payable                                                              $ 7,395,387
  Accrued expenses and other current liabilities                                  1,456,586
  Due to related party (Note 15)                                                      7,774
  Accrued discontinued operations                                                   659,084
  Current maturities of long-term debt (Note 5)                                   6,390,562
--------------------------------------------------------------------------------------------
      TOTAL CURRENT LIABILITIES                                                  15,909,393
LONG-TERM DEBT (NOTE 5)                                                              95,000
LOANS FROM STOCKHOLDERS, SUBORDINATED (NOTE 7)                                      223,853
COMMITMENTS (NOTES 5, 10 AND 11)
STOCKHOLDERS' DEFICIT (NOTE 9)
  Series A redeemable preferred stock - $.01 par value per share; 500,000 shares authorized; 1,200 shares issued and outstanding ($800 per share
    liquidation preference) (Note 8)                                                     12
  Common stock, $.001 par value per share; 3,200,000
    shares authorized; 1,082,381 shares issued and outstanding                        1,082
  Additional paid-in capital                                                        675,385
  Accumulated deficit (Note 2)                                                  (4,048,756)
--------------------------------------------------------------------------------------------
      TOTAL STOCKHOLDERS' DEFICIT                                               (3,372,277)
--------------------------------------------------------------------------------------------
                                                                                $12,855,969
--------------------------------------------------------------------------------------------

                                See accompanying summary of accounting policies and notes to consolidated financial statements.

                                                       INTERLINK COMPANIES, INC.
                                              (FORMERLY DEYCO ACQUISITION CORP.)
                                                                AND SUBSIDIARIES

                                            CONSOLIDATED STATEMENT OF OPERATIONS

March 1, 2000 through December 31, 2000
------------------------------------------------------------------------------------------

NET SALES                                                                     $18,617,537
COST OF SALES                                                                  13,188,700
------------------------------------------------------------------------------------------
  GROSS PROFIT                                                                  5,428,837
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                    6,262,754
------------------------------------------------------------------------------------------
  OPERATING LOSS                                                                (833,917)
INTEREST EXPENSE, including deferred financing costs of
  $112,478 and net of interest income of $14,765                                  651,208
OTHER INCOME                                                                       10,666
------------------------------------------------------------------------------------------
LOSS FROM CONTINUING OPERATIONS                                               (1,474,459)
------------------------------------------------------------------------------------------
DISCONTINUED OPERATIONS:
  Loss on disposal of discontinued division, including
   provision of $338,226 for operations losses during
   phase-out period (Notes 12 and 13)                                           (659,084)
------------------------------------------------------------------------------------------
NET LOSS                                                                     $(2,133,543)
------------------------------------------------------------------------------------------

                                See accompanying summary of accounting policies and notes to consolidated financial statements.

                                                       INTERLINK COMPANIES, INC.
                                              (FORMERLY DEYCO ACQUISITION CORP.)
                                                                AND SUBSIDIARIES

                                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT


                                                     Common Stock at Par
                                 Preferred stock           Value
                                                                           Additional Paid  Accumulated
                                 Shares    Amount     Shares      Amount     in Capital       Deficit          Total
-------------------------------------------------------------------------------------------------------------------------
Balance as of February 29,
  2000, as originally stated      1,200       $12     999,994      $  999      $263,533    $  (812,826)    $  (548,282)

Prior period adjustment
  (Note 2)                                                                                  (1,102,387)     (1,102,387)
-------------------------------------------------------------------------------------------------------------------------
Balance as of February 29,
  2000, as adjusted               1,200       $12     999,994         999      $263,533    $(1,915,213)    $(1,650,669)

Issuance of common stock in
  Private Placement
  Offering (Note 16)                                   82,387          83       411,852                         411,935

Net loss                                                                                    (2,133,543)     (2,133,543)
-------------------------------------------------------------------------------------------------------------------------
Balance as of December 31,
  2000                            1,200       $12   1,082,381      $1,082      $675,385    $(4,048,756)    $(3,372,277)
-------------------------------------------------------------------------------------------------------------------------

                                See accompanying summary of accounting policies and notes to consolidated financial statements.

                                                       INTERLINK COMPANIES, INC.
                                              (FORMERLY DEYCO ACQUISITION CORP.)
                                                                AND SUBSIDIARIES

                                            CONSOLIDATED STATEMENT OF CASH FLOWS
                                                               (NOTES 12 AND 14)

March 1, 2000 through December 31, 2000
----------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                     $(2,133,543)
  Adjustments to reconcile net loss to net cash used in operations activities:
       Depreciation and amortization                                                 84,820
       Amortization of deferred financing costs                                     112,478
       Provision for bad debts                                                    2,240,606
       Changes in assets and liabilities, net of effects of acquisitions:
         Accounts receivable                                                      1,659,889
         Prepaid expenses and other current                                       (374,440)
         Other assets                                                               (9,100)
         Accounts payable                                                         2,219,126
         Accrued expenses and other current liabilities                             938,914
         Accrued discontinued operations                                            659,084
----------------------------------------------------------------------------------------------
           NET CASH PROVIDED BY OPERATING ACTIVITIES
             FROM CONTINUING OPERATIONS                                           5,397,834
----------------------------------------------------------------------------------------------
           NET CASH USED IN OPERATING ACTIVITIES FROM
             DISCONTINUED OPERATIONS                                              (611,228)
----------------------------------------------------------------------------------------------
           NET CASH PROVIDED BY OPERATING ACTIVITIES                              4,786,606
----------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of subsidiaries                                                125,000
  Acquisition of businesses, net of cash acquired                                 (432,352)
  Purchase of fixed assets                                                      (4,142,785)
  Issuance of notes receivable                                                      (5,402)
  Repayments on notes receivable                                                     98,699
----------------------------------------------------------------------------------------------
           NET CASH USED IN INVESTING ACTIVITIES FROM
             CONTINUING OPERATIONS                                              (4,356,840)
----------------------------------------------------------------------------------------------
           NET CASH PROVIDED BY INVESTING ACTIVITIES OF
             DISCONTINUED OPERATIONS                                                 30,075
----------------------------------------------------------------------------------------------
           NET CASH USED IN INVESTING ACTIVITIES                                (4,326,765)
----------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings under long-term debt agreements                        1,614,000
  Repayment of borrowings                                                       (1,975,762)
  Proceeds from issuance of common stock                                            240,995
  Payment of deferred financing costs                                              (90,000)
  Due to affiliate                                                                    7,774
-----------------------------------------------------------------------------------------------
           NET CASH USED IN FINANCING ACTIVITIES FROM
             CONTINUING OPERATIONS                                                (202,993)
-----------------------------------------------------------------------------------------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                           256,848
CASH, BEGINNING OF PERIOD                                                           609,063
-----------------------------------------------------------------------------------------------
CASH, END OF PERIOD                                                             $   865,911
-----------------------------------------------------------------------------------------------

                                See accompanying summary of accounting policies and notes to consolidated financial statements.

                                                       INTERLINK COMPANIES, INC.
                                              (FORMERLY DEYCO ACQUISITION CORP.)
                                                                AND SUBSIDIARIES

                                                  SUMMARY OF ACCOUNTING POLICIES


INVENTORIES

Inventories (primarily consisting of magazines) are carried at the lower of cost or market determined by the first-in, first-out method.


FIXED ASSETS

Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements are amortized over the shorter of their estimated economic life or the term of the lease. Expenditures for repairs and maintenance are charged to expense as incurred. The carrying amount of assets sold or retired and related accumulated depreciation are eliminated in the year of disposal and the resulting gains or losses are included in operations.


LONG-LIVED ASSETS

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the assets' carrying amount over the forecasted discounted cash flows attributable to such assets. Long-lived assets to be disposed of are stated at the lower of the carrying amount or fair value less cost to sell. As of December 31, 2000 there have been no impairments of long-lived assets.


COST IN EXCESS OF FAIR VALUE OF NET ASSETS ACQUIRED

The cost in excess of fair value of net assets acquired ("goodwill") is being amortized on a straight-line basis over fifteen years.


DEFERRED FINANCING COSTS

Loan origination fees and costs association with the issuance of debt are being amortized over the term of the underlying credit agreement. The related amortization of deferred financing costs is included as a component of interest expense in the accompanying consolidated statement of operations.

                                                       INTERLINK COMPANIES, INC.
                                              (FORMERLY DEYCO ACQUISITION CORP.)
                                                                AND SUBSIDIARIES

                                                  SUMMARY OF ACCOUNTING POLICIES


REVENUE RECOGNITION

The Company recognizes revenue from sales made to wholesalers based on the on-sale date of each periodical, net of provisions for estimated returns. For sales made to retailers, the Company recognizes revenue when the periodicals are delivered to the retailer.


STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and related interpretation and has elected the disclosure option of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation". Accordingly, compensation cost for stock options granted to employees and directors is measured as the excess, if any, of the estimated market price of the Company's stock at the date of the grant over the amount an employee or director may pay to acquire the stock.


INCOME TAXES

The Company follows the asset and liability method accounting for income taxes by applying statutory tax rates in effect at the balance sheet date to differences between the book and tax bases of assets and liabilities. The resulting deferred tax liabilities or assets are adjusted to reflect changes in tax laws or rates by means of charges or credits to income tax expense. A valuation allowance is recognized to the extent a portion or all of the deferred tax assets may not be realizable.

                                                       INTERLINK COMPANIES, INC.
                                              (FORMERLY DEYCO ACQUISITION CORP.)
                                                                AND SUBSIDIARIES

                                                  SUMMARY OF ACCOUNTING POLICIES


USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates making it reasonably possible that a change in these estimates could occur in the near term.

Significant estimates have been made by management with respect to the allowance for estimated returns and bad debts. It is reasonably possible that a change in these estimates could occur in the near term.


FREIGHT EXPENSES

Freight out expenses are included in selling, general and administrative expenses and amounted to $451,521 for the period ended December 31, 2000.

                                                       INTERLINK COMPANIES, INC.
                                              (FORMERLY DEYCO ACQUISITION CORP.)
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  NATURE OF OPERATIONS AND BASIS OF PRESENTATION


Principles of Consolidation

The consolidated financial statements include the accounts of Deyco Acquisition Corp. ("DAC"), its wholly-owned subsidiaries, David E. Young, Inc. d/b/a DEYCO and Premier News Corp., Crossroads News Corp., Northcoast News Corp., and RJR Marketing, Inc., and Suncoast Magazine, Inc. and Jayco News Corp., 50% and 80% owned subsidiaries, respectively, whereby DAC has a controlling interest in their operations (collectively the "Company"). All significant intercompany transactions have been eliminated in consolidation. The minority interests is Suncoast Magazine, Inc. and Jayco News Corp. are not material to the financial statements.


Nature of Operations

The Company is engaged in the distribution of magazines and books throughout the United States.


2. PRIOR PERIOD ADJUSTMENT

During the period ended December 31, 2000, management became aware of an error in the financial statements previously issued as of and for the period ended February 29, 2000. During March 2000 and prior to issuing the February 29, 2000 financial statements referred to above, management made the decision to discontinue the Company's wholesale operations. In accordance with EITF No. 95-18, these operations should have been presented as discontinued operations on the February 29, 2000 financial statements.

$1,102,387, which should have been accrued as discontinued operations, is shown as a prior period adjustment on the financial statements for the period ended December 31, 2000. Had this loss been properly accrued, the loss for the period ended February 29, 2000 would have been $1,915,213.

                                                       INTERLINK COMPANIES, INC.
                                              (FORMERLY DEYCO ACQUISITION CORP.)
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3.  FIXED ASSETS

Fixed assets consist of the following at December 31, 2000:

                               Estimated
                             useful lives                DECEMBER
                               in years                  31, 2000
--------------------------------------------------------------------
Computer equipment and
  software                        3                     $4,292,672
Machinery and equipment           5                        213,327
Furniture and fixtures            5                         92,588
Leasehold improvements            5                          3,788
Less accumulated
  depreciation                                           (222,884)
--------------------------------------------------------------------
                                                        $4,379,491
--------------------------------------------------------------------

Depreciation expense was approximately $95,000 for the period ended December 31, 2000.


4.  NOTES RECEIVABLE

The Company has outstanding notes from three unrelated third parties, which bear interest at various rates up to 12% per annum, with repayment terms extending through January 2002. One of the notes, with an outstanding balance of approximately $34,412 at December 31, 2000, is secured by certain assets of the borrower.

                                                       INTERLINK COMPANIES, INC.
                                              (FORMERLY DEYCO ACQUISITION CORP.)
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


5. LONG-TERM DEBT

Long-term debt is comprised of the following:



------------------------------------------------------------------------------
For the Period Ended December 31, 2000
------------------------------------------------------------------------------
Credit facility *
   Term loan                                                       $ 1,462,500
   Revolving line of credit                                          4,801,395
   Acquisition note (Note 6)                                           221,667
------------------------------------------------------------------------------
   Total debt                                                        6,485,562
Less current maturities                                              6,390,562
------------------------------------------------------------------------------
   Long-term debt                                                  $    95,000
------------------------------------------------------------------------------

------------

*Credit Facility - On March 11, 1999, the Company entered into a credit facility
 (the "Credit Facility") which provided for financing under a term loan and a revolving line of credit.


a)   Term loan

The Company has a term loan which matures on March 1, 2003, bearing interest at the Company's option at either adjusted LIBOR plus 3%, or an agreed rate not to exceed the bank's cost of funds plus 2.5% with monthly principal payments of $54,167 plus interest. At December 31, 2000, the interest rate on the term loan is 10% per annum. The term loan is collateralized by substantially all of the assets of the Company.

                                                       INTERLINK COMPANIES, INC.
                                              (FORMERLY DEYCO ACQUISITION CORP.)
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


b)   Revolving line of credit

The Company has a revolving line of credit (the "Revolver") which expires on March 11, 2002. The Revolver provides for borrowings up to the lesser of $5,000,000 or the borrowing base. The borrowing base is calculated based upon eligible accounts receivable, as defined in the Revolver. As of December 31, 2000, the Company's availability under the Revolver was approximately $198,605. Borrowings under the Revolver bear interest at the Company's option at either adjusted LIBOR plus 2.75%, or the prime rate plus 1%. At December 31, 2000, the Company's interest rate on these borrowings, based upon the prime rate plus 1%, was 10%. The Revolver requires the Company to pay a 1/2% per annum for unused commitments. Interest payments are due on a monthly basis. The Revolver is collateralized by substantially all of the assets of the Company.

The Credit Facility contains certain financial covenants, including a minimum current ratio, minimum net worth, maximum funded debt to earnings before interest, taxes, depreciation and amortization ratio, minimum debt service coverage and restrictions on additional indebtedness and annual capital expenditures. The Company has not met certain covenants and is presently seeking to refinance the credit facility or renegotiate the covenants. The outstanding debt under the Credit Facility has been classified as a current liability.

The aggregate long-term debt maturing during the next three years is as follows:


2001                                                           $6,390,562
2002                                                               95,000
-------------------------------------------------------------------------
                                                               $6,485,562
-------------------------------------------------------------------------

                                                       INTERLINK COMPANIES, INC.
                                              (FORMERLY DEYCO ACQUISITION CORP.)
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


6.   INCOME TAXES

Temporary differences that give rise to deferred taxes are summarized as follows:


December 31, 2000
------------------------------------------------------------------------------
Deferred tax assets
   Provision for bad debts                                        $    836,900
   Inventory                                                             6,500
   Fixed assets                                                         22,700
   Net operating loss                                                  423,100
------------------------------------------------------------------------------
      Deferred tax assets before                                     1,289,200
        valuation allowance
   Less valuation allowance                                        (1,289,200)
------------------------------------------------------------------------------
      Net deferred tax asset                                      $          -
------------------------------------------------------------------------------


The Company has recorded a full valuation allowance to reflect the estimated amount of deferred tax assets which may not be realized. The valuation allowance increased by $1,098,100 over the balance as of February 29, 2000. The provision for Federal income taxes has been determined on the basis of a consolidated tax return. No Federal income taxes were paid during the periods presented. The Company had a net operating loss carryforward of approximately $1,057,000 which begins to expires in 2019. The net operating losses may be restricted by the change in ownership rules of Internal Revenue Code Section 382 as a result of subsequent transactions.


7.   LOANS FROM STOCKHOLDERS

Certain stockholders provided the Company with interest-free loans in an aggregate amount of $223,853. Repayments of such loans are subordinated to outstanding borrowings under the Credit Facility.

                                                       INTERLINK COMPANIES, INC.
                                              (FORMERLY DEYCO ACQUISITION CORP.)
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


8.   SERIES A REDEEMABLE PREFERRED STOCK

The Company has authorized 500,000 shares of nonvoting $.01 par value Series A Redeemable Preferred Stock. The outstanding preferred stock has a liquidation preference of $960,000 plus any accrued and unpaid dividends. The preferred stock may be redeemed by the Company in whole (but not in part) at its option any time after the fifth anniversary of the original issuance of the preferred stock (2004 for the current outstanding shares), or in the event the Company completes a public offering of its equity securities or sells substantially all of its assets.

As long as the preferred shares are outstanding, the Company shall not, without the prior consent of the holders of at least a majority of the holders, a) increase the number of shares of preferred stock authorized to issue or issue any additional shares, except as permitted and b) unless redemption rights with respect to the preferred stock have been fully satisfied, declare or pay any dividends or make any other distributions on any stock junior to the preferred stock other than dividends payable in junior stock, as specified or purchase, redeem or otherwise acquire for any consideration any junior shares, warrants, rights or options. The preferred stock is not convertible into shares of common stock.


9.   STOCK OPTIONS

In March 1999, the Company adopted the 1999 Stock Ownership Incentive Plan (the "Plan"). The Plan provides for the granting of incentive stock options and nonstatutory stock options to employees and directors of the Company to purchase up to 100,000 shares of the Company's common stock. The exercise price for incentive stock options can be no less than the fair market value of the Company's common stock at the date of grant as defined, with the exception of an employee who, prior to the granting of the option, owns stock representing more than 10% of the voting rights for which the exercise price can be no less than 110% of the fair market value of the Company's common stock at the date of grant. The Plan is administered by a Committee (the "Committee") of the Board of Directors. The Committee determines when the options are exercisable and the term of the option, up to ten years.

                                                       INTERLINK COMPANIES, INC.
                                              (FORMERLY DEYCO ACQUISITION CORP.)
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


No options were granted during the period March 1, 2000 to December 31, 2000. As of December 31, 2000, the weighted-average remaining contractual life of the outstanding options was approximately five years.

The Company adopted the disclosure provisions of SFAS No. 123. As permitted by SFAS No. 123, the Company has elected to continue to measure cost for its stock-based compensation plans using the intrinsic value-based method of accounting prescribed by APB Opinion No. 25.

In 1999, the Company granted 5,000 stock options to purchase shares of the Company's common stock to a nonemployee, who provided professional services to the Company, at an exercise price of $2.14 per share. The stock options vest over a three-year period and expire seven years from the date of grant. The compensation expense for the period ended December 31, 2000 was not material to the financial statements.

The following table summarized information about stock option activity for the period ended December 31, 2000:

                                              Exercise price       Weighted
                             Option shares       per share      average price
-----------------------------------------------------------------------------
Balance as of February 29,
  2000 and December 31,
  2000                             100,000              2.14             2.14
-----------------------------------------------------------------------------

The following table summarized information about stock option outstanding at December 31, 2000:

                                                       INTERLINK COMPANIES, INC.
                                              (FORMERLY DEYCO ACQUISITION CORP.)
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                   Outstanding                                Exercisable
---------------------------------------------------    -----------------------
                            Weighted     Weighted                     Weighted
                            average      average                      average
Option         Number       remaining    exercise       Number of     exercise
price          of shares    life         prices         shares        price
------------------------------------------------------------------------------
 $2.14           100,000         5.25       $2.14          62,667        $2.14
------------------------------------------------------------------------------



10.  PROFIT-SHARING PLAN

The Company maintains a 401(k) profit-sharing plan (the "Plan"), which covers all employees meeting certain age and eligibility requirements. The Company matches the contributions of eligible employees, as specified. Such matching contributions, which vest 20% per year after the second year of service, may not exceed 5% of participants' compensation. The Company may also make discretionary contributions to a profit-sharing feature within the Plan. During the period March 1, 2000 to December 31, 2000, 2000, matching contributions for the 401(k) were $53,342, and no discretionary profit-sharing contributions were made.



11.  COMMITMENTS


a)   Employment agreements

The Company maintains employment agreements with certain executive officers. Salary continuation is provided for any executive who is terminated without cause, as defined. These employment agreements provide for annual base salaries, incentive compensation and fringe benefits, and expire at various dates through September 28, 2002. As of December 31, 2000, the aggregate minimum compensation obligation under employment agreements is as follows:


Year ending December 31,
-----------------------------------------------------------------------
2001                                                           $578,000
2002                                                            147,000
-----------------------------------------------------------------------
                                                               $725,000
-----------------------------------------------------------------------

                                                       INTERLINK COMPANIES, INC.
                                              (FORMERLY DEYCO ACQUISITION CORP.)
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


b)   Lease commitments

The Company had various noncancelable operating leases for office space under long-term lease agreements. The following is a schedule of future minimum lease payments as of December 31, 2000:

Year ending December 31,
-----------------------------------------------------------------------
2001                                                           $203,000
2002                                                            164,000
2003                                                             41,000
2004                                                             28,000
-----------------------------------------------------------------------
                                                               $436,000
-----------------------------------------------------------------------



Rental expense charged to operations related to operating leases for the period ended December 31, 2000 was approximately $243,000.



12.  DISCONTINUED OPERATIONS

As of March 1, 2000, the Company decided to terminate its wholesale operations. Accordingly management initiated a search for possible buyers of the wholesale operations including discussions with the management of its various wholesale subsidiaries. In September 2000 assets with a net book value of approximately $32,000 held in Crossroads Inc., a wholly owned subsidiary were sold for approximately $50,000. In December 2000, RJR Marketing, a wholly owned subsidiary, sold inventory to a third party for $500,000, paid with a note for $425,000 and $75,000 in cash. Also during the period ended December 31, 2000 the operations of Suncoast Inc., a 50% owned subsidiary were abandoned. (See Note 13 for subsequent events).

                                                       INTERLINK COMPANIES, INC.
                                              (FORMERLY DEYCO ACQUISITION CORP.)
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Financial results of the businesses included as discontinued operations are as follows:


December 31, 2000
------------------------------------------------------------------------------
Net sales                                                          $   438,244
Cost of sales                                                          587,757
------------------------------------------------------------------------------
   Gross loss                                                        (149,513)
Selling, general and administrative
  expenses                                                             188,713
------------------------------------------------------------------------------
Net loss from discontinued operations
  during phase-out period                                          $ (338,226)
------------------------------------------------------------------------------


December 31, 2000
------------------------------------------------------------------------------
ASSETS:
   Cash                                                            $    85,837
   Accounts receivable, net                                            117,670
   Inventory                                                           567,210
   Prepaid expenses and other                                           24,825
   Fixed assets, net                                                    54,225
   Other assets                                                          4,435
------------------------------------------------------------------------------
                                                                   $   854,202
LIABILITIES:
   Accounts payable                                                $   473,804
   Accrued expenses and other current
     liabilities                                                         5,725
------------------------------------------------------------------------------
TOTAL LIABILITIES                                                  $   479,529
------------------------------------------------------------------------------
NET ASSETS HELD FOR SALE                                           $   374,673
------------------------------------------------------------------------------


The Company experienced additional losses relating to the discontinued operations during the ten months ended December 31, 2000 resulting from delays in completing the dispositions.

                                                       INTERLINK COMPANIES, INC.
                                              (FORMERLY DEYCO ACQUISITION CORP.)
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


13.  SUBSEQUENT EVENTS


a)   Discontinued Operations

During February 2001 the company completed the sale of the portion of its wholesale operations operating under the name of Jayco News Corp. ("Jayco") for approximately $65,000. The Company sold all of its stock in Jayco, representing 80% of Jayco's outstanding shares.

During February 2001 the company completed the sale of the portion of it's wholesale operations operating under the name of Premier News Corp. ("Premier") for approximately $50,000. The Company sold all of its stock in Premier representing 100% of Premier's outstanding shares.

During March 2001 the company completed the sale of the portion of it's wholesale operations operating under the name of Northcoast News Corp. ("Northcoast") for approximately $50,000 plus the assumption of certain liabilities. The Company sold substantially all of the assets of Northcoast and the buyer assumed Northcoast's lease obligations.

During March 2001 the company terminated the remaining operations of RJR Marketing, including selling the remaining inventory of RJR, completing the discontinuance of the Company's wholesale operations.


b)   Purchase of IPD

During February 2001 the Company purchased substantially all of the outstanding stock of IPD, another distributor of periodicals for a purchase price of approximately $27,000,000. The acquisition was financed with a combination of existing cash and borrowings and will be accounted for under the purchase method of accounting.


c)   Merger with The Source Information Management Company

On May 31, 2001, The Source Information Management Company acquired the Interlink Companies, Inc. (Formerly Deyco Acquisition Corp.) in a merger transaction.

                                                       INTERLINK COMPANIES, INC.
                                              (FORMERLY DEYCO ACQUISITION CORP.)
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


14.  STATEMENT OF CASH FLOWS

Supplemental disclosures of cash flow information:


December 31, 2000
------------------------------------------------------------------------------
Cash paid during the year for interest                                $534,948
------------------------------------------------------------------------------


Noncash investing and financing activities for the period ended December 31, 2000 were approximately $171,000 of stockholder note converted to common stock and the receipt of a note receivable of $425,000 in conjunction with the sale of a subsidiary.


15.  RELATED PARTIES

During the period ended December 31, 2000, the Company was involved in transactions with a related party, whose majority shareholder owns more than 10% of the Company. The transactions consist of payments of general and administrative expenses made by the Company on behalf of the related party and prepayments or repayments of these expenses to the Company by the related party. The amounts of the transactions are immaterial to the financial statements.


16.  PRIVATE PLACEMENT OFFERING

During the ten months ended December 31, 2000, the Company attempted to raise up to $1,000,000 with a private-placement offering. The offer was to sell 200,000 shares of common stock, par value $.001 per share, at a price of $5.00 per share to the existing shareholders. As of December 31, 2000, the Company had raised $240,995 and had converted $170,940 of loans to stock for a total issuance of 82,387 common shares.

(H)  Unaudited Condensed Consolidated Balance Sheet as of March 31, 2001

(I) Unaudited Condensed Consolidated Statement of Operations for the period January 1, 2001 through March 31, 2001

(J) Unaudited Condensed Consolidated Statement of Cash Flows for the period January 1, 2001 through March 31, 2001

(K)  Notes to Unaudited Condensed Consolidated Financial Statements

                                                       INTERLINK COMPANIES, INC.
                                              (FORMERLY DEYCO ACQUISITION CORP.)
                                                                AND SUBSIDIARIES

                                            CONDENSED CONSOLIDATED BALANCE SHEET
                                                                     (unaudited)
                                                                  (in thousands)


                                                                                        March 31, 2001
-------------------------------------------------------------------------------------------------------
ASSETS

CURRENT
     Cash                                                                                   $      898
     Trade receivables, net of allowances for bad debts and returns of $51,866                   2,994
     Income taxes receivable                                                                     1,054
     Inventories                                                                                12,573
     Current portion of notes receivable                                                           531
     Other current assets                                                                          846
-------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                                            18,896
-------------------------------------------------------------------------------------------------------

Office equipment and furniture                                                                   8,689
-------------------------------------------------------------------------------------------------------
Less accumulated depreciation and amortization                                                   2,667
-------------------------------------------------------------------------------------------------------
NET EQUIPMENT                                                                                    6,022
-------------------------------------------------------------------------------------------------------

OTHER ASSETS
     Intangible assets, net of accumulated amortization of $862                                 39,944
     Notes receivable, net of current portion                                                       24
     Other                                                                                       1,094
-------------------------------------------------------------------------------------------------------
TOTAL OTHER ASSETS                                                                              41,062
-------------------------------------------------------------------------------------------------------
                                                                                            $   65,980
-------------------------------------------------------------------------------------------------------

                                                       INTERLINK COMPANIES, INC.
                                              (FORMERLY DEYCO ACQUISITION CORP.)
                                                                AND SUBSIDIARIES

                                            CONDENSED CONSOLIDATED BALANCE SHEET
                                                                     (unaudited)
                                                                  (in thousands)


                                                                                        March 31, 2001
-------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT
     Checks issued against future deposits                                                  $      617
     Accounts payable and accrued expenses                                                      37,789
     Due to related party                                                                           13
     Current maturities of long-term debt                                                       19,304
-------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                                                       57,723
LONG-TERM DEBT, LESS CURRENT MATURITIES                                                          1,530
LOANS FROM STOCKHOLDERS, SUBORDINATED                                                              223
CONVERTIBLE NOTES PAYABLE                                                                        4,170
DEFERRED REVENUE                                                                                   992
-------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                                               64,638
-------------------------------------------------------------------------------------------------------

COMMITMENTS
-------------------------------------------------------------------------------------------------------

STOCKHOLDERS' DEFICIT
Contributed Capital:
     Common Stock, $.001 par - shares authorized, 3,200,000;
     1,397,128 issued and outstanding                                                                1

     Series A Redeemable Preferred Stock, $.01 par - shares
     authorized, 500,000; 1,200 issued and outstanding ($800 per
     share liquidation preference)                                                                   -

     Series B Convertible Preferred Stock, $.001 par - shares
     authorized, 294,497; 294,497 issued and outstanding
     ($10.187 per share liquidation preference)                                                      -
     Additional paid-in-capital                                                                  8,005
-------------------------------------------------------------------------------------------------------
     Total contributed capital                                                                   8,006
Accumulated deficit                                                                            (6,664)
-------------------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                                                       1,342
-------------------------------------------------------------------------------------------------------
                                                                                            $   65,980
-------------------------------------------------------------------------------------------------------

                                                       INTERLINK COMPANIES, INC.
                                              (FORMERLY DEYCO ACQUISITION CORP.)
                                                                AND SUBSIDIARIES

                                      CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                                                     (unaudited)
                                                 (in thousands, except per share
                                                                           data)


                                                                                  Three Months Ended
                                                                                      March 31, 2001
-----------------------------------------------------------------------------------------------------
Service Revenues                                                                  $           20,919
Cost of Service Revenues                                                                      19,104
-----------------------------------------------------------------------------------------------------
                                                                                               1,815
Selling, General and Administrative Expense                                                    4,307
-----------------------------------------------------------------------------------------------------
Operating Income                                                                             (2,492)
-----------------------------------------------------------------------------------------------------
Other Income (Expense)
     Interest expense                                                                          (278)
     Other                                                                                      162
-----------------------------------------------------------------------------------------------------
Total Other Income (Expense)                                                                   (116)
-----------------------------------------------------------------------------------------------------
Loss Before Income Taxes                                                                     (2,608)
Income Tax Expense                                                                                 7
-----------------------------------------------------------------------------------------------------
Net Loss                                                                          $          (2,615)
-----------------------------------------------------------------------------------------------------

                                                      INTERLINK COMPANIES, INC.
                                             (FORMERLY DEYCO ACQUISITION CORP.)
                                                               AND SUBSIDIARIES

                                  ONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                                                    (unaudited)
                                                                ( in thousands)


                                                                               Three Months Ended
                                                                                   March 31, 2001
--------------------------------------------------------------------------------------------------
CASH USED IN OPERATING ACTIVITIES                                                       $ (3,090)
--------------------------------------------------------------------------------------------------

INVESTMENT ACTIVITIES
     Capital expenditures                                                                    (93)
     Acquisition of International Periodical Distributors Group, net of cash acquired    (23,163)
     Other                                                                                    138
--------------------------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                                                        (23,118)
--------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
     Increase in checks issued against future deposits                                        617
     Issuance of Common Stock                                                               4,330
     Issuance of Preferred Stock                                                            3,000
     Borrowings under credit facility                                                      36,302
     Principal payments on credit facility                                               (26,179)
     Issuance of notes payable                                                              8,170
--------------------------------------------------------------------------------------------------
CASH PROVIDED BY FINANCING ACTIVITIES                                                      26,240
--------------------------------------------------------------------------------------------------

INCREASE IN CASH                                                                               32

CASH, beginning of period                                                                     866
--------------------------------------------------------------------------------------------------

CASH, end of period                                                                     $     898
--------------------------------------------------------------------------------------------------

                                                       INTERLINK COMPANIES, INC.
                                              (FORMERLY DEYCO ACQUISITION CORP.)
                                                                AND SUBSIDIARIES
                  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.   BASIS OF PRESENTATION

The interim condensed consolidated financial statements included herein have been prepared without audit. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. These statements reflect all adjustments, consisting of normal recurring adjustments which, in the opinion of management, are necessary for fair presentation of the information contained herein. It is suggested that these consolidated financial statements be read in conjunction with the Interlink Companies, Inc. ("Interlink") and International Periodical Distributors Group ("IPD") financial statements and notes thereto included elsewhere herein. Interlink and IPD follow the same accounting policies in preparation of interim financial statements. The results of operations for the interim period may not be indicative of the operating results to be expected for the full year.


2.   UNAUDITED PRO FORMA RESULTS OF OPERATIONS

Unaudited pro forma results of operations for the quarter ended March 31, 2001 for Interlink and IPD, assuming the acquisition took place January 1, 2001, are listed below (in thousands):


                                                                 Quarter ended
                                                                March 31, 2001
              ------------------------------------------------------------------

              Total Revenues                  As reported       $        20,919
                                              Pro forma                  49,056
              Net Loss                        As reported               (2,615)
                                              Pro forma                 (5,668)
              ------------------------------------------------------------------


3.   SUBSEQUENT EVENTS

On May 31, 2001 The Source Information Management Company ("Source") acquired the remaining outstanding shares of InterLink for $1,200,000 in cash and 980,000 shares of its common stock. Previously, on February 22, 2001, Source had acquired 15% of the outstanding common shares of InterLink and 294,497 shares of InterLink's Series B Convertible Preferred Stock for $6,330,000. Additionally, Source loaned InterLink $4,170,000 in the form of a convertible note.

(II) INTERNATIONAL PERIODICAL DISTRIBUTORS GROUP

(A)  Report of Independent Certified Public Accounts

(B)  Consolidated Balance Sheet as of December 31, 2000

(C) Consolidated Statement of Operations for the period March 1, 2000 through December 31, 2000

(D)  Consolidated Statement of Stockholders' Deficit as of December 31, 2000

(E) Consolidated Statement of Cash Flows for the period March 1, 2000 through December 31, 2000

(F)  Summary of Accounting Policies

(G)  Notes to Consolidated Financial Statements

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
International Periodical Distributors Group
Solana Beach, California

We have audited the accompanying combined balance sheet of International Periodical Distributors Group as of December 31, 2000 and the related combined statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above presents fairly, in all material respects, the financial position of International Periodical Distributors Group as of December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.



/s/ BDO Seidman, LLP
--------------------
St. Louis, Missouri
April 13, 2001

                                                        INTERNATIONAL PERIODICAL
                                                              DISTRIBUTORS GROUP

                                                          COMBINED BALANCE SHEET


December 31,                                                                                                 2000
--------------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT
     Cash and cash equivalents (Note 12)                                                              $ 2,818,424
     Accounts receivable - net (Notes 2 and 12)                                                         4,093,259
     Related party receivables (Note 8)                                                                     6,838
     Inventories (Note 1)                                                                              11,632,889
     Prepaid expenses and other assets                                                                    245,874
     Prepaid income taxes                                                                                 951,000
     Deferred income taxes (Note 9)                                                                       129,000
--------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                                                   19,877,284
--------------------------------------------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT - net (Note 3)                                                                   1,935,471

OTHER ASSETS
     Related party notes receivable (Note 8)                                                            1,057,803
     Intangible assets (Note 4)                                                                           980,000
     Deposits                                                                                             127,728
     Other assets                                                                                          39,977
--------------------------------------------------------------------------------------------------------------------
TOTAL OTHER ASSETS                                                                                      2,205,508
--------------------------------------------------------------------------------------------------------------------


                                                                                                      $24,018,263
--------------------------------------------------------------------------------------------------------------------

                                                        INTERNATIONAL PERIODICAL
                                                              DISTRIBUTORS GROUP

                                                          COMBINED BALANCE SHEET

December 31,                                                                                                 2000
--------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT
     Checks issued against future deposits                                                           $  1,517,816
     Accounts payable (Note 5)                                                                         19,928,532
     Accrued expenses                                                                                   3,543,353
     Income taxes payable                                                                                 369,031
     Current maturities of long-term debt (Note 7)                                                         98,710
--------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                                                              25,457,442

LONG-TERM DEBT, less current maturities (Note 7)                                                          234,510
--------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                                                      25,691,952

COMMITMENTS (Notes 8, 10, 11 and 13)

STOCKHOLDERS' DEFICIT
     Common stock (Note 1)                                                                                 37,500
     Additional paid-in capital                                                                           138,640
     Accumulated deficit                                                                              (1,849,829)
--------------------------------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' DEFICIT                                                                           (1,673,689)
--------------------------------------------------------------------------------------------------------------------

                                                                                                      $24,018,263
--------------------------------------------------------------------------------------------------------------------

                                          The accompanying notes are an integral
                                      part of the combined financial statements.

                                                        INTERNATIONAL PERIODICAL
                                                              DISTRIBUTORS GROUP

                                                COMBINED STATEMENT OF OPERATIONS


Year Ended December 31,                                                                                       2000
--------------------------------------------------------------------------------------------------------------------
REVENUES - net of returns and allowances (Note 1)                                                     $162,751,739

COST OF SALES                                                                                          140,612,239
--------------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                                                                            22,139,500

OPERATING EXPENSES                                                                                      24,743,608
--------------------------------------------------------------------------------------------------------------------
LOSS FROM OPERATIONS                                                                                   (2,604,108)
--------------------------------------------------------------------------------------------------------------------

OTHER INCOME (EXPENSE)
     Billed services                                                                                       307,351
     Interest income                                                                                       154,886
     Interest expense                                                                                    (189,052)
     Loss on sale of equipment                                                                             (2,790)
     Miscellaneous income                                                                                  300,646
--------------------------------------------------------------------------------------------------------------------

TOTAL OTHER INCOME (EXPENSE)                                                                               571,041
--------------------------------------------------------------------------------------------------------------------

LOSS BEFORE TAXES ON INCOME                                                                            (2,033,067)

INCOME TAX EXPENSE (Notes 1 and 9)                                                                         401,026
--------------------------------------------------------------------------------------------------------------------

NET LOSS                                                                                            $  (2,434,093)
--------------------------------------------------------------------------------------------------------------------

                                          The accompanying notes are an integral
                                      part of the combined financial statements.

                                                        INTERNATIONAL PERIODICAL
                                                              DISTRIBUTORS GROUP

                            COMBINED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)



                                                    Common Stock      Additional     Notes           Retained
                                                 ------------------     paid-in    receivable -      earnings
                                                 Shares      Amount     capital    stockholder       (deficit)          Total
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1999                      54,000    $35,500   $ 10,000     $(2,100)       $    376,846      $    420,246

Additions to the Group (Note 1)                    2,000      2,000    128,640            -            207,418           338,058

Collections on notes receivable - stockholder          -          -          -        2,100                  -             2,100

Net loss                                               -          -          -            -        (2,434,093)       (2,434,093)
----------------------------------------------------------------------------------------------------------------------------------

BALANCE AT DECEMBER 31, 2000                      56,000    $37,500   $138,640     $      -       $(1,849,829)      $(1,673,689)
----------------------------------------------------------------------------------------------------------------------------------

                                          The accompanying notes are an integral
                                      part of the combined financial statements.

                                                        INTERNATIONAL PERIODICAL
                                                              DISTRIBUTORS GROUP

                                                COMBINED STATEMENT OF CASH FLOWS


Year Ended December 31,                                                                                       2000
--------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
     Net loss                                                                                         $(2,434,093)
     Adjustments to reconcile net income to net cash used in
      operating activities:
          Depreciation and amortization                                                                    819,195
          Deferred income taxes                                                                            (1,000)
          Loss on sale of equipment                                                                          2,790
          Changes in assets and liabilities:
               Accounts receivable                                                                      22,983,623
               Inventories                                                                             (6,836,793)
               Prepaid expenses                                                                            910,881
               Other assets                                                                                231,329
               Prepaid income taxes                                                                      (951,000)
               Deposits                                                                                   (71,262)
               Accounts payable                                                                       (10,915,151)
               Accrued expenses                                                                            250,080
               Income taxes payable                                                                        367,624
--------------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                                                                    4,356,223
--------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
     Proceeds from related parties notes                                                                    76,835
     Purchases of equipment                                                                              (994,141)
     Proceeds from the sale of equipment                                                                     2,535
--------------------------------------------------------------------------------------------------------------------

CASH USED IN INVESTING ACTIVITIES                                                                        (914,771)
--------------------------------------------------------------------------------------------------------------------

                                                        INTERNATIONAL PERIODICAL
                                                              DISTRIBUTORS GROUP

                                                COMBINED STATEMENT OF CASH FLOWS

Year Ended December 31,                                                                                       2000
--------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
     Checks issued against future deposits                                                             (1,305,003)
     Principal payments on notes payable                                                                  (93,161)
     Collections on notes receivable - stockholder                                                           2,100
--------------------------------------------------------------------------------------------------------------------

CASH USED IN FINANCING ACTIVITIES                                                                      (1,396,064)
--------------------------------------------------------------------------------------------------------------------

NET INCREASE IN CASH                                                                                     2,045,388

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                                             773,036
--------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                                               $ 2,818,424
--------------------------------------------------------------------------------------------------------------------

                                          The accompanying notes are an integral
                                      part of the combined financial statements.

                                                        INTERNATIONAL PERIODICAL
                                                              DISTRIBUTORS GROUP

                                          NOTES TO COMBINED FINANCIAL STATEMENTS


1.   SUMMARY OF ACCOUNTING POLICIES

A summary of the Group's significant accounting policies consistently applied in the preparation of the accompanying combined financial statements follows:


NATURE OF OPERATIONS

International Periodical Distributors Group engages primarily in the distribution of magazines and newspapers to retail stores and other distributors. The Group's principal markets are the United States and Canada.


BASIS OF COMBINATION

International Periodical Distributors Group (the Group) is comprised of 11 companies. Common stock at December 31, 2000 consisted of the following:

                                                                       Shares
                                                      Shares         issued and
                                                    authorized      outstanding
--------------------------------------------------------------------------------
Data Systems USA                                        25,000          25,000
     International Periodical Distributors,
      Inc. (100% owned)                                    N/A             N/A
     Superior Media Services, LLC
      (99% owned) d/b/a Austin News                        N/A             N/A
Eastern Distribution Services, Inc.                      1,000           1,000
Publishers Distribution Services, Inc.                  25,000          25,000
Western Distribution Services, Inc.                     25,000           1,000
Publishers Shipping Service, Inc.                        1,000           1,000
Northwest Distribution Services, Inc.                   25,000           1,000
Superior Leasing, Inc.                                   1,000           1,000
Universal Circulation Services, Inc.                     1,000           1,000
     Primary News Company, LLC
      (100% owned)                                         N/A             N/A
--------------------------------------------------------------------------------

                                                        INTERNATIONAL PERIODICAL
                                                              DISTRIBUTORS GROUP

                                          NOTES TO COMBINED FINANCIAL STATEMENTS


All of the companies' shares are without nominal or par value except Eastern Distribution Services, Inc.; Publishers Shipping Service, Inc. and Superior Leasing, Inc., whose authorized shares have a $1 par value.

Superior Leasing, Inc.; Universal Circulation Services, Inc. and its wholly-owned subsidiary, Primary News Company, LLC, were added to the Group during the year ended December 31, 2000. These companies have been added due to their common ownership and they are under common management. The equity as of January 1, 2000 of these companies totaled $338,058. The statement of cash flows was adjusted to reflect the balance sheets of these companies as of January 1, 2000.

All of the companies are under common ownership. All significant intercompany transactions have been eliminated in the combined financial statements.


USE OF ESTIMATES

The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


CASH AND CASH EQUIVALENTS

The Group considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.


INVENTORIES

Inventories consist primarily of magazines and newspapers. Except for inventories held by IPD, inventories are stated at the lower of cost [determined by the first-in, first-out (FIFO) method] or market.

                                                        INTERNATIONAL PERIODICAL
                                                              DISTRIBUTORS GROUP

                                           NOTES TO COMBINED FINANCIAL STATEMENT


Effective January 1, 1997, IPD changed its inventory valuation method to the lower of cost [determined by the last-in, first-out (LIFO) method] or market. If IPD had used the FIFO method at December 31, 2000, inventory would have been approximately $298,000 higher than reported and net loss would be approximately $162,000 lower than reported. Inventory valued at LIFO is 90% of total inventory.


DEPRECIATION AND AMORTIZATION

Depreciation and amortization are provided using straight-line and double declining balance methods over the estimated useful lives of 5 to 39 years of the related assets. Leasehold improvements are amortized over the lesser of the life of the asset or the remaining lease term.


LONG-LIVED ASSETS

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the assets' carrying amount over the forecasted discounted cash flows attributable to such assets. Long-lived assets to be disposed of are stated at the lower of the carrying amount or fair value less cost to sell. As of December 31, 2000 there have been no impairments of long-lived assets.


INTANGIBLE ASSETS

An intangible asset for a non-compete agreement and goodwill was recognized upon the acquisition of the assets of Austin News by Superior Media Services, LLC in 1998. The non-compete agreement is being amortized on the straight-line basis over 5 years. Goodwill is being amortized over 15 years.

                                                        INTERNATIONAL PERIODICAL
                                                              DISTRIBUTORS GROUP

                                          NOTES TO COMBINED FINANCIAL STATEMENTS


REVENUE RECOGNITION

Revenue is recognized at the time of shipment to the customer, net of estimated returns.


INCOME TAXES

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.


SHIPPING AND HANDLING COSTS

The Company classified shipping and handling costs in cost of sales.


2.   ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:

December 31,                                             2000
--------------------------------------------------------------
Trade receivables                                 $44,706,735
Less allowance for estimated
 returns                                           40,265,378
Less allowance for bad debts                          348,098
--------------------------------------------------------------

                                                  $ 4,093,259
--------------------------------------------------------------

                                                        INTERNATIONAL PERIODICAL
                                                              DISTRIBUTORS GROUP

                                          NOTES TO COMBINED FINANCIAL STATEMENTS


3.   PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

December 31,                                             2000
---------------------------------------------------------------
Machinery and equipment                            $1,266,438
Computer hardware                                   1,281,592
Furniture and fixtures                                514,697
Computer software                                     931,401
Leasehold improvements                                118,605
Vehicles                                              151,176
---------------------------------------------------------------
                                                    4,263,909
Less accumulated depreciation
 and amortization                                   2,328,438
---------------------------------------------------------------

                                                   $1,935,471
---------------------------------------------------------------

Depreciation and amortization expense for property and equipment was approximately $775,000 for the year.


4.   INTANGIBLE ASSETS

Included in intangible assets are the following:

December 31,                                             2000
---------------------------------------------------------------
Goodwill                                          $   725,000
Non-compete agreement                                 500,000
---------------------------------------------------------------

                                                    1,225,000
Accumulated amortization                            (245,000)
---------------------------------------------------------------

                                                  $   980,000
---------------------------------------------------------------

Amortization expense for intangible assets was approximately $44,000 for the year.

                                                        INTERNATIONAL PERIODICAL
                                                              DISTRIBUTORS GROUP

                                          NOTES TO COMBINED FINANCIAL STATEMENTS


5.   ACCOUNTS PAYABLE

Accounts payable consisted of the following:

December 31,                                             2000
---------------------------------------------------------------
Trade payables                                    $54,847,947
Less allowance for returns to
 publishers                                        34,919,415
---------------------------------------------------------------

                                                  $19,928,532
---------------------------------------------------------------


6.   REVOLVING LINE OF CREDIT

During 2000, the Group entered into a borrowing agreement with a bank which expires in February 2001. The agreement allows for advances of up to $4,000,000 with maximum availability limited to 20% of the eligible accounts receivable of IPD with the exception of accounts receivable from two large customers for which the limit is 30% and 35%, respectively, with interest at prime rate plus 1% (prime rate was 8.5% at December 31, 2000). All companies included in the combined financial statements are eligible to borrow against this agreement. There was no balance outstanding on the line of credit at December 31, 2000. As a result of the subsequent sale of the Group, the line of credit was not renewed.


7.   LONG-TERM DEBT

Long-term debt consisted of the following:

December 31,                                                              2000
-------------------------------------------------------------------------------
Note payable - former owner of Austin News;
 interest at 5.8% per annum; due in monthly
 payments of $9,620 including interest; final
 payment due in February 2004                                         $333,220

Less current maturities                                                 98,710
-------------------------------------------------------------------------------

LONG-TERM DEBT                                                        $234,510
-------------------------------------------------------------------------------

                                                        INTERNATIONAL PERIODICAL
                                                              DISTRIBUTORS GROUP

                                          NOTES TO COMBINED FINANCIAL STATEMENTS


Future minimum principal payments on notes payable are as follows:

Year Ending December 31,
-----------------------------------------------
2001                                 $ 98,710
2002                                  104,589
2003                                  110,820
2004                                   19,101
-----------------------------------------------

                                     $333,220
-----------------------------------------------


8.   RELATED PARTY TRANSACTIONS

RELATED COMPANIES' RECEIVABLES

The Group held receivables from related companies not part of the combined group in the amount of $6,838 as of December 31, 2000.


RELATED PARTY NOTES RECEIVABLE

As of December 31, 2000, the Group held a receivable from the former President of International Periodical Distributors, Inc., which management estimates to be paid back in terms greater than one year in the amount of $128,772 (including accrued interest). This receivable bears interest at 5% per annum.

As of December 31, 2000, the Group held two notes receivable from related parties totaling $929,031. The notes bear interest at 5.77% and are due on demand.


9.   INCOME TAX EXPENSE

Provision (benefit) for federal and state income taxes in the combined statement of operations consist of the following components:

                                                        INTERNATIONAL PERIODICAL
                                                              DISTRIBUTORS GROUP

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

---------------------------------------------------------------
Current:
     Federal                                         $ 67,000
     State                                            335,026
---------------------------------------------------------------
TOTAL CURRENT EXPENSE                                 402,026
---------------------------------------------------------------
Deferred:
     Federal                                          (1,000)
     State                                                  -
---------------------------------------------------------------
TOTAL DEFERRED BENEFIT                                (1,000)
---------------------------------------------------------------
TOTAL INCOME TAX EXPENSE                             $401,026
---------------------------------------------------------------

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The sources of the temporary differences and their effect on deferred taxes are as follows:


---------------------------------------------------------------
Deferred tax assets:
     Net operating loss carryforward             $  980,000
     Allowance for doubtful accounts                129,000
---------------------------------------------------------------
                                                  1,109,000
Less valuation allowance                          (980,000)
---------------------------------------------------------------

DEFERRED TAX ASSET, net                          $  129,000
---------------------------------------------------------------

Data Systems USA files a consolidated income tax return that includes International Periodical Distributors, Inc. and its distributive share of the net income (loss) of Superior Media Services, LLC. Data Systems USA has a net operating loss carryforward that expires as follows:

                                                        INTERNATIONAL PERIODICAL
                                                              DISTRIBUTORS GROUP

                                          NOTES TO COMBINED FINANCIAL STATEMENTS

Year                           Amount
----------------------------------------
2018                       $  240,000
2019                          120,000
2020                        2,514,000
----------------------------------------

                           $2,874,000
----------------------------------------

The following summary reconciles income taxes at the maximum federal statutory rate with the effective rates:


Year Ended December 31,                                                  2000
--------------------------------------------------------------------------------
Income tax expense (benefit) at statutory rate                      $(691,000)
State income tax expense (benefit), net of federal
 income tax benefit                                                    112,026
Net operating loss limitation                                          980,000
--------------------------------------------------------------------------------

INCOME TAX EXPENSE                                                  $  401,026
--------------------------------------------------------------------------------


10.  EMPLOYEE BENEFIT PLAN

The Group has a 401(k) profit sharing plan for its employees meeting certain requirements. The Group makes a matching contribution to the Plan, plus additional amounts management may determine. The total Group contribution and participant salary reduction may not exceed 15% of the compensation of eligible participants. The Group made matching contributions of approximately $106,000 for the year.


11.  COMMITMENTS

OPERATING LEASES

The Group leases office and warehouse space and equipment under non-cancelable operating leases. Rent expense under these leases was approximately $1,863,000 for the year.

Future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year are as follows:

                                                        INTERNATIONAL PERIODICAL
                                                              DISTRIBUTORS GROUP

                                           NOTES TO COMBINED FINANCIAL STATEMENT


Year Ending December 31,
---------------------------------------------------
2001                                    $1,549,906
2002                                       840,343
2003                                       651,552
2004                                       166,457
2005                                        23,591
---------------------------------------------------

                                        $3,231,849
---------------------------------------------------

In addition to the required monthly total payment, Eastern Distribution Services, Inc. is also obligated to pay a prorated portion of operating expenses for its Harrisburg, Pennsylvania facility. Management estimates these costs to total approximately $24,000 per year.


12.  CONCENTRATION OF CREDIT RISK

ASSETS PLEDGED AS SECURITY

The assets of the combined group are pledged as security for a note payable to a bank which is financing the purchase of the combined group (see Note 13).

CUSTOMERS

During 2000, the Group had three major customers that accounted for approximately 87% of sales. At December 31, 2000, the gross amounts receivable from these customers were approximately $16,040,000.


13.  SUBSEQUENT EVENT

Subsequent to December 31, 2000, the Group entered into an agreement to merge the combined group into a single surviving entity. The surviving company entered into an agreement to sell the stock of the surviving company to Interlink Companies, Inc. (formerly Deyco Acquisition Corp.). The agreement called for the sale of all of the outstanding shares of the companies for cash. The agreement was completed February 2001.


14.  SUPPLEMENTAL DISCLOSURES OF

Cash paid during the year for:

                                                        INTERNATIONAL PERIODICAL
                                                              DISTRIBUTORS GROUP

                                           NOTES TO COMBINED FINANCIAL STATEMENT


CASH FLOW INFORMATION

---------------------------------------------
Interest                         $  181,191
Income taxes                     $1,002,333
---------------------------------------------

(B) PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated balance sheet at January 31, 2001 reflects our financial position after giving effect to the acquisition of Interlink as if the transaction had occurred on January 31, 2001. The unaudited pro forma condensed consolidated statements of income for the year ended January 31, 2001 assume that the acquisition occurred on February 1, 2000 and are based on our operations for the year ended January 31, 2001. The unaudited pro forma statement of income for the year ended January 31, 2001 is based on the statements of operations of Interlink and IPD for the year ended December 31, 2000.

We have accounted for the Interlink acquisition using the purchase method and, accordingly, recorded the acquired assets and liabilities at their estimated fair values at the closing date. The purchase price allocations are preliminary. Final allocations will be made based upon other studies that have not yet been completed.

The unaudited pro forma condensed consolidated financial statements presented herein are provided for illustrative purposes only and include certain adjustments, such as goodwill amortization and interest expense on acquisition debt. The pro forma adjustments presented are based on available information and include certain assumptions and adjustments that are considered reasonable under the circumstances. These adjustments are directly attributable to the transaction referenced above and are expected to have a continuing impact on our results of operations and financial condition. No assumptions were made regarding restructuring costs or recurring synergies that may occur as a result of the acquisition.

The pro forma information does not purport to be indicative of our financial position or results of operations that would have actually occurred had the transaction been in effect as of the date or for the periods presented. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical financial statements and related notes.

(A)  Unaudited Pro Forma Balance Sheet as of January 31, 2001.

(B) Unaudited Pro Forma Statement of Operations for the year ended January 31, 2001.

                        Unaudited Pro Forma Balance Sheet
                             As of January 31, 2001
                                 (in thousands)

                                                                                             Source
                       Interlink     IPD        Source                       Pro forma      Interlink
                       12/31/00    12/31/00     1/31/01     Eliminations    Adjustments     Pro forma
                      -------------------------------------------------------------------------------
Current Assets:
Cash                          866      2,818        1,085                    (2,500)  C       2,269
Trade receivables           2,443      4,093       63,453   (4,542) A, B                     65,447
Inventory                     541     11,633        6,294                                    18,468
Other current assets        1,003      1,333        4,895                        (7)  D       7,224
                      -------------------------------------------------------------------------------
                            4,853     19,877       75,727   (4,542)          (2,507)         93,408

Property, plant and
 equipment, net             4,379      1,935       22,132                    (4,000)  E      24,446
Goodwill                    3,245        580       55,716                     48,156  L,M   107,697
Note receivable, net
 of current portion            36      1,058            -                    (1,058)  D          36
Other assets                  343        568        3,533                                     4,444
                      -------------------------------------------------------------------------------
  Total Assets             12,856     24,018      157,108   (4,542)           40,591        230,031
                      -------------------------------------------------------------------------------

Current Liabilities:
Accounts payable &
 accrued expenses           9,519     25,358       13,323   (4,542) A, B       2,797  F      46,455
Current maturities
 of long-term debt          6,391         99          116                      8,682  G      15,288
                      -------------------------------------------------------------------------------
                           15,910     25,457       13,439   (4,542)           11,479         61,743

Other long-term
 liabilities                    -          -           88                                        88
Notes payable to
 former owners                                                                 4,000  I       4,000
Long-term debt                319        235       31,780                     14,430  H      46,764
                      ------------------------------------------------------------------------------
  Total Liabilities        16,229     25,692       45,307   (4,542)           29,909        112,595

Common stock                    1         37          183                       (28) J, K       193

Additional paid in
 capital                      675        139       97,773                      4,811 J, K   103,398
Accumulated other
 comprehensive income                             (1,420)                                   (1,420)
Retained earnings
 (deficit)                (4,049)    (1,850)       21,712                      5,899  J      21,712
Treasury stock                                    (6,447)                                   (6,447)
                      -------------------------------------------------------------------------------
  Total Equity            (3,373)    (1,674)      111,801         -           10,682        117,436

Total liabilities &
 equity                    12,856     24,018      157,108   (4,542)           40,591        230,031
                      -------------------------------------------------------------------------------

                   Notes to Unaudited Pro Forma Balance Sheet

ELIMINATIONS

A    Elimination of intercompany balances IPD & Deyco.                     (542)

B    Elimination of intercompany balances Deyco & Source.                (4,000)


PRO FORMA ADJUSTMENTS

C    Cash used in the acquisition of IPD from cash available from IPD.   (2,500)

D    Notes receivable from former owner of IPD and other related
     parties paid off as a condition to close.                           (1,065)

E    Elimination of redundant asset previously sold to Interlink by
     Source - ICN Software.                                              (4,000)

F    Accrual of direct costs associated with the acquisition of
     IPD by Interlink.                                                     2,797

G    Additional debt incurred by Interlink to finance the
     acquisition of IPD.                                                   8,682

H    Additional debt incurred by Source to finance the
     acquisition of Interlink.                                            14,430

I    Notes payable to former owners of IPD issued by Interlink as
     partial consideration of purchase price.                              4,000

J    Elimination of the stockholders' deficit accounts of IPD & Deyco.

               Common stock                                                 (38)
               Additional paid in capital                                  (814)
               Retained earnings                                           5,899

K Issuance of 980,000 shares of Source stock, valued at $5.75 per share, to Interlink stockholders.

               Par value of shares issued                                     10
               Additional paid in capital                                  5,635

L    Elimination of historical goodwill recorded on Interlink (3,245)
     and IPD (580)                                                        (3,825)

M To reflect the acquisition of Interlink by Source and the allocation of purchase price on the basis of the fair value of assets acquired and liabilities assumed. The components of the purchase price and its allocation are as follows:

     Cash paid, net of cash acquired of $3,684, including direct
     costs of $2,797                                                      25,790
     Value of Source Interlink common stock issued                         5,635
     Notes payable to former owners of IPD                                 4,000
                                                                        --------
                                                                          35,425
                                                                        --------
     Allocation of purchase price:
               Trade receivables                                         (6,536)
               Inventory                                                (12,174)
               Property, plant and equipment                             (2,314)
               Other assets                                              (4,341)
               Accounts payable and accrued expenses                      33,841
               Other current liabilities                                   1,036
               Debt                                                        7,044
                                                                        --------
     Cost in excess of net assets acquired                                51,981

                   Unaudited Pro Forma Statement of Operations
                         For Year Ended January 31, 2001
                                 (in thousands)

                                 Source    Interlink    IPD                 Pro Forma
                                1/31/01     12/31/00  12/31/00   Subtotal   Adjustments    Proforma
                               --------------------------------------------------------------------
Net sales                        91,748       23,046   162,752    277,546   (5,780) A       271,766
Cost of sales                    59,830       17,127   140,612    217,569     (769) B       216,800
                               --------------------------------------------------------------------

Gross profit                     31,918        5,919    22,140     59,977   (5,011)          54,966
Selling, general and
 administrative expenses         20,032        7,009    24,744     51,785     1,337 C, D     53,122
                               --------------------------------------------------------------------

Operating income (loss)          11,886      (1,090)   (2,604)      8,192   (6,348)           1,844
                               --------------------------------------------------------------------

Interest                          2,311          692        34      3,037     2,098 E,F       5,135
Other (income) expense             (35)         (11)     (605)      (651)                     (651)
                               --------------------------------------------------------------------

Income (loss) from continuing
 operations                       9,610      (1,771)   (2,033)      5,806   (8,447)         (2,641)

                               --------------------------------------------------------------------

Income Tax                        3,776            -       401      4,177   (5,312) G       (1,135)

Income (loss) from
continuing operations, net
of tax                            5,845      (1,771)    (2,434)     1,629   (3,134)         (1,505)
                               --------------------------------------------------------------------

Wtd Avg. Shares                  18,348                                         980 H        19,328
                               --------                                                    --------
EPS                               0.318                                                     (0.078)
                               --------                                                    --------


A To eliminate Source's revenue from InterLink of $4,848 and Deyco's revenue from IPD of $932.

B    To eliminate Deyco's cost of sales to IPD.

C To increase amortization expense to reflect goodwill of $51,981 generated by acquisitions and eliminate historical amortization of goodwill.

D    To eliminate compensation of a former owner of IPD of $1,000.

E    To record interest expense on cash investment and other cash transferred.

F To eliminate interest income on notes receivable from former owner of IPD and other related parties of $62.

G    To record tax effect of adjustments.

H    To reflect Source shares issued in acquisition.

(C) EXHIBITS

23.1    Consent of BDO Seidman, LLP
23.2    Consent of BDO Seidman, LLP


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 14, 2001
                                       The Source Information Management Company

                                       By: /s/ W. Brian Rogers
                                          --------------------------------------
                                       W. Brian Rodgers, Chief Financial Officer

                                  EXHIBIT INDEX

EXHIBIT NO.             EXHIBIT
23.1                    Consent of BDO Seidman, LLP.
23.2                    Consent of BDO Seidman, LLP